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No. 333-11834

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment Number 1 to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVENTIS
(Exact Name of registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	None (IRS Employer Identification No.)

Espace Européen de l'Entreprise
67917 Strasbourg cedex 9
France
(Address of principal executive offices)

AVENTIS BIO-SERVICES, INC. SAVINGS PLAN
(Full title of the plan)

Edward H. Stratemeier, Esq.
Aventis Pharmaceuticals Inc.
300 Somerset Corporate Boulevard
Mail Code SC3-830A
Bridgewater, New Jersey 08807-2854
(Name and address of agent for service)

(908) 243-6000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF REMAINING SECURITIES

        Aventis (the "Registrant") hereby deregisters any and all unsold Aventis Ordinary Shares and unsold interests under the Aventis Bio-Services, Inc. Savings Plan (the "Plan"). As of March 31, 2004, participants under the Plan were prohibited from acquiring additional interests in the Plan.

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SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of June 21, 2004.

AVENTIS
By:	/s/ IGOR LANDAU Igor Landau Chairman of the Management Board

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SIGNATURES

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the Aventis Bio-Services, Inc. Savings Plan has duly caused this Post-Effective Amendment Number 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of June 21, 2004.

AVENTIS BIO-SERVICES, INC. SAVINGS PLAN
By:	/s/ ELIZABETH SIBRAY Elizabeth Sibray Plan Administrator

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of June 21, 2004.

Name of Signatory	Capacities in Which Signing

/s/ IGOR LANDAU Igor Landau	Chairman of the Management Board (Principal Executive Officer)
/s/ RICHARD J. MARKHAM Richard J. Markham	Vice Chairman of the Management Board and Chief Operating Officer
/s/ PATRICK LANGLOIS Patrick Langlois	Vice Chairman of the Management Board and Chief Financial Officer (Principal Financial Officer)
Frank L. Douglas	Member of the Management Board and Executive Vice President for Drug Innovation and Approval
Heinz-Werner Meier	Member of the Management Board and Executive Vice President for Human Resources
/s/ DIRK OLDENBURG Dirk Oldenburg	Member of the Management Board, Executive Vice President and General Counsel
/s/ THIERRY SOURSAC Thierry Soursac	Member of the Management Board and Executive Vice President for Commercial Operations
/s/ MICHEL FINANCE Michel Finance	Chief Accounting Officer (Principal Accounting Officer)
/s/ EDWARD H. STRATEMEIER Edward H. Stratemeier	Authorized Representative in the United States

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DEREGISTRATION OF REMAINING SECURITIES
SIGNATURES
SIGNATURES
SIGNATURES